                                                                Exhibit 10.49



                 Addendum to Amended and Restated Promissory Note dated April 7, 1994 by and between Allen J. Sheerin, as Maker, and Reddi Brake Supply Company, Inc. (formerly known as Wesco Auto Parts, Inc.), a California corporation, as Holder (the "Note")


         1. This Addendum modifies the Note. It is the intention of the parties affected by this Addendum that the terms of this instrument shall govern and take precedence over any provisions contained in the Note that are inconsistent with the terms of this instrument.

         2. The parties agree that the Note shall be and is hereby modified as follows:

                 (a) The principal sum is hereby reduced to Two Hundred Thirty-One Thousand Seven Hundred Ninety-Eight Dollars and Twenty-Four Cents ($231,798.24); and

                 (b) the entire unpaid principal balance of the Note and all accrued interest thereon shall be fully due and payable to Holder on July 13, 1996.


Dated:  June 28, 1996




---------------------------------------------
Allen J. Sheerin


Reddi Brake Supply Corporation,
  a Nevada corporation


By:
   ------------------------------------------
    S. Gerald Birin, Chief Financial Officer